Exhibit 23.A

CONSENT OF ERNST & YOUNG LLP
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

•                           Form S-3 (No. 33-44376) pertaining to Mercantile Bankshares Corporation Dividend Reinvestment and Stock Purchase Plan,

•                           Form S-8 (No. 333-90307) pertaining to the Mercantile Bankshares 1999 Omnibus Stock Plan,

•                           Form S-8 (No. 333-108123) pertaining to the F&M Bancorp Restated 1983 Stock Option Plan, F&M Bancorp 1995 Stock Option Plan, F&M Bancorp 1999 Employee Stock Option Plan, F&M Bancorp 1999 Stock Option Plan for Non-Employee Directors, Patapsco Valley Bancshares, Inc. Incentive Stock Option Plan, Patapsco Valley Bancshares, Inc. Directors’ Stock Option Plan, Patapsco Valley Bancshares, Inc. Employee Stock Purchase Plan, Monocacy Bancshares, Inc. 1994 Stock Incentive Plan, and Monocacy Bancshares, Inc. 1997 Independent Directors’ Stock Option Plan,

•                           Form S-8 (No. 333-115741) pertaining to Mercantile Bankshares and Participating Affiliates Unfunded Deferred Compensation Plan for Directors,

•                           Form S-8 (No. 333-125115) pertaining to Mercantile Bankshares Corporation Stock Retainer and Deferred Compensation Plan for Non-Employee Directors,

•                           Form S-8 (No. 333-125234) pertaining to Community Bank of Northern Virginia 1993 Employees’ Incentive Stock Option Plan and Community Bank of Northern Virginia 1998 Stock Compensation Plan, and

•                           Form S-8 (No.V 333-135993) pertaining to James Monroe Bank 1998 Stock Option Plan, James Monroe Bancorp, Inc. 1999 Director Stock Option Plan, and James Monroe Bancorp, Inc. 2003 Equity Compensation Plan;

of our reports dated February 27, 2007, with respect to the consolidated financial statements of Mercantile Bankshares Corporation, Mercantile Bankshares Corporation management's assessment of the effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting of Mercantile Bankshares Corporation, all included in this Annual Report (Form 10-K) for the year ended December 31, 2006.

/s/ Ernst & Young LLP
McLean, Virginia
February 27, 2007